Contacts:
Media: Lauren Burk at 703-469-1004 or lburk@fbr.com
Investors: Paul Beattie at 703-312-9673 or pbeattie@fbr.com

      FBR Announces Alignment of Senior Management Responsibilities to New Organizational Structure

ARLINGTON, VA, February 08, 2007 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) (“FBR Group” or “the Company”) today announced that it has aligned the structure and responsibilities of its senior management team to reflect its new corporate structure. In June 2006, FBR Group formed a subsidiary, FBR Capital Markets Corporation (“FBR Capital Markets”), comprised of FBR’s investment banking, institutional brokerage, research and asset management operations. FBR Group owns approximately 72% of FBR Capital Markets.

As part of the new management structure, J. Rock Tonkel, Jr., currently President and Head of Investment Banking, will become President and Chief Operating Officer of FBR Group, where he will oversee the Company’s principal investment portfolio and First NLC subsidiary. Richard J. Hendrix, currently President and Chief Operating Officer of FBR Group, will become President and COO of FBR Capital Markets, where he will be responsible for FBR’s investment banking, institutional brokerage, research, and asset management businesses. Mr. Hendrix and Mr. Tonkel will continue to report to Eric F. Billings, Chairman and Chief Executive Officer of FBR Group and FBR Capital Markets and both will remain executive officers of both companies.

FBR Capital Markets also announced today that Patrick J. Keeley and James C. Neuhauser have been promoted to Executive Vice Presidents and Co-Heads of Investment Banking. Members of the company’s Executive Committee, Mr. Neuhauser and Mr. Keeley are industry veterans and have been instrumental in the success of FBR’s expanding investment banking franchise.

Mr. Billings said, “The management structure we are announcing today is reflective of our new corporate structure, specifically the sale of shares of FBR Capital Markets to institutional investors which created two separate public companies last summer. This will enhance our focus and provide a more clear division of responsibilities as FBR Capital Markets begins to report its results separately and focuses on executing its strategic plan.”

Friedman, Billings, Ramsey Group, Inc. provides investment banking*, institutional brokerage*, asset management, and private wealth services through its operating subsidiaries and invests in mortgage-related assets and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, VA, Boston, Dallas, Houston, Irvine, London, New York, Phoenix and San Francisco. Friedman, Billings, Ramsey Group, Inc. is the parent company of First NLC Financial Services, Inc., a non-conforming residential mortgage originator headquartered in Deerfield Beach, Florida. For more information, see www.fbr.com.

*Friedman, Billings, Ramsey & Co., Inc.

Forward-looking Statements

This press release contains forward-looking statements, including forward- looking statements by Messr. Eric Billings. All statements contained in this press release, which are not historical fact, may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from these forward-looking statements as a result of the risk factors described in the Company’s filings with the Securities and Exchange Commission, on forms 10-K and 10-Q. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact transpire. These forward-looking statements represent the Company’s judgment only as of the date of this press release. The Company does not have any intention or obligation to update these forward-looking statements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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